UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2005 (June 27, 2005)


                                 AMPLIDYNE, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                        0-21931                 22-3440510
      (State or Other              (Commission File No.)        (IRS Employer
Jurisdiction of Incorporation)                               Identification No.)


                               59 LaGrange Street
                            Raritan, New Jersey 08869
                     (Address of Principal Executive Office)


                                 (908) 253-6870
               Registrant's telephone number, including area code


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|   Written communications pursuant to Rule 425 under the Securities Act

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

                Section 1 - Registrant's Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

      On June 27, 2005, the Registrant entered into an agreement with John Chase Lee, one of the Registrant's directors, whereby the Registrant issued 130,000 shares of Series C preferred stock, $.0001 par value ("Series C") to Mr. Lee in satisfaction of loans made by Mr. Lee to the Registrant totaling $650,000 (the "Agreement"). Under the terms of the Agreement (Exhibit 10.1 attached hereto), the Registrant will (a) amend the Certificate of Designations for the Series C preferred stock to provide for a conversion rate of 100 shares of the Registrant's common stock for every one Series C share, among other changes; and
(b) amend the Certificate of Incorporation, subject to shareholder approval, to increase the authorized shares of common and preferred stock in order to provide a sufficient amount of authorized stock to effect the conversion of the Series C shares held by Mr. Lee. Subsequent to these corporate actions, Mr. Lee's Series C shares will be convertible into 13,000,000 shares of common stock.

      As of the date of this Report, the Registrant has 17,376,500 shares of common stock outstanding. Subsequent to the above corporate actions, Mr. Lee will hold approximately 42% of the outstanding voting stock of the Registrant.


                   Section 3 - Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities.

      On June 30, 2005, the Registrant completed a private offering of its common stock, whereby it raised $150,000 in gross proceeds and issued 5,000,000 shares of its common stock to accredited investors at $.03 per share pursuant to Regulation D of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The Registrant's officers and directors directed the sale and received no commissions or other remuneration.

      On July 11, 2005, the Registrant completed a private offering of its common stock, whereby it raised $120,000 in gross proceeds and issued 2,000,000 shares of its common stock to accredited investors at $.06 per share pursuant Regulation D of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The Registrant's officers and directors directed the sale and received no commissions or other remuneration.


                 Section 5 - Corporate Governance and Management

Item 5.01.  Changes in Control of Registrant.

      See Item 1.01 for a description a description of the transaction in which control of the Registrant changed.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On June 27, 2005, the Registrant accepted the resignation of Tarlochan Bains as Chief Executive Officer and President, and appointed John Chase Lee as Chairman, Chief Executive Officer and President. On June 27, 2005, the Registrant also appointed Jessica Lee as Chief Financial Officer. Jessica Lee and John Lee are not related.

      John Chase Lee, age 72, has been a director of the Registrant since 2004, and since 2000 has been president of Tek Ltd, a distributor of electronic parts for the South Korean auto industry. Mr. Lee has three Masters Degrees, including
M. Div. from Princeton, M.A. from University of Oregon, and an MCRP from Rutgers University.

      Jessica Lee, age 43, has been secretary and a director of the Registrant since 2004. Since 1996, Ms. Lee has owned her own accounting firm, and has provided accounting and financial services for several New Jersey companies. Ms. Lee received a B.A. from Yonsei University, Seoul, Korea, and an MBA from Rutgers University.

      In 2004, John Lee loaned the Registrant approximately $650,000. On June 27, 2005, the Registrant entered into the Agreement described in Item 5.01 above, whereby Mr. Lee was issued 130,000 shares of Series C stock, convertible into 13,000,000 shares of common stock, subject to shareholder approval.


                  Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

      (c)   Exhibits.

      10.1  Promissory Note Settlement Agreement dated June 27, 2005.

      99.1  Press Release Dated July 21, 2005.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                           AMPLIDYNE, INC.


Date: July 21, 2005                        By: /s/ John Chase Lee
                                               ---------------------------
                                               John Chase Lee, President